Exhibit 10.27


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                                CREDIT AGREEMENT

                                   dated as of


                                October 17, 2005


                                      among


                           WILLIS NORTH AMERICA INC.,


                         WILLIS GROUP HOLDINGS LIMITED,


                            The Lenders Party Hereto,


                       BANC OF AMERICA SECURITIES LIMITED,
                             as Administrative Agent

                                       and

                             BANK OF AMERICA, N.A.,
                               as Swingline Agent

                           ---------------------------

                       BANC OF AMERICA SECURITIES LIMITED,

                                       and

                         THE ROYAL BANK OF SCOTLAND PLC,


                             as Joint Lead Arrangers

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


                                    ARTICLE I

                                   Definitions

SECTION 1.01.  Defined Terms...................................................1
SECTION 1.02.  Classification of Loans and Borrowings.........................19
SECTION 1.03.  Terms Generally................................................19
SECTION 1.04.  Accounting Terms; GAAP.........................................19


                                   ARTICLE II

                                   The Credits

SECTION 2.01.  Commitments....................................................19
SECTION 2.02.  Loans and Borrowings...........................................20
SECTION 2.03.  Requests for Revolving Borrowings..............................20
SECTION 2.04.  Swingline Loans................................................21
SECTION 2.05.  Funding of Borrowings..........................................23
SECTION 2.06.  Interest Elections.............................................24
SECTION 2.07.  Termination and Reduction of Commitments.......................25
SECTION 2.08.  Repayment of Loans; Evidence of Debt...........................25
SECTION 2.09.  Prepayment of Loans............................................26
SECTION 2.10.  Fees...........................................................27
SECTION 2.11.  Interest.......................................................27
SECTION 2.12.  Alternate Rate of Interest; Market Disruption..................28
SECTION 2.13.  Increased Costs................................................29
SECTION 2.14.  Break Funding Payments.........................................30
SECTION 2.15.  Taxes..........................................................31
SECTION 2.16.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs....32
SECTION 2.17.  Additional Reserve Costs.......................................33
SECTION 2.18.  Mitigation Obligations; Replacement of Lenders.................34
SECTION 2.19.  Redenomination of Certain Designated Foreign Currencies........35
SECTION 2.20.  Assigned Dollar Value..........................................35


                                   ARTICLE III

                         Representations and Warranties

SECTION 3.01.  Organization; Powers...........................................36
SECTION 3.02.  Authorization; Enforceability..................................36
SECTION 3.03.  Governmental Approvals; No Conflicts...........................36
SECTION 3.04.  Financial Condition; No Material Adverse Change................37


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                                                                              ii


SECTION 3.05.  Properties.....................................................37
SECTION 3.06.  Litigation and Environmental Matters...........................37
SECTION 3.07.  Compliance with Laws; Absence of Default.......................38
SECTION 3.08.  Investment and Holding Company Status..........................38
SECTION 3.09.  Taxes..........................................................38
SECTION 3.10.  ERISA..........................................................38
SECTION 3.11.  Disclosure.....................................................38
SECTION 3.12.  Subsidiaries...................................................39
SECTION 3.13.  Solvency.......................................................39


                                   ARTICLE IV

                                   Conditions

SECTION 4.01.  Effective Date.................................................39
SECTION 4.02.  Each Credit Event..............................................41


                                    ARTICLE V

                              Affirmative Covenants

SECTION 5.01.  Financial Statements; Ratings Change and Other Information.....41
SECTION 5.02.  Notices of Material Events.....................................43
SECTION 5.03.  Existence; Conduct of Business.................................43
SECTION 5.04.  Payment of Taxes...............................................44
SECTION 5.05.  Maintenance of Properties; Insurance...........................44
SECTION 5.06.  Books and Records; Inspection Rights...........................44
SECTION 5.07.  Compliance with Laws...........................................44
SECTION 5.08.  Use of Proceeds................................................45


                                   ARTICLE VI

                               Negative Covenants

SECTION 6.01.  Subsidiary Indebtedness........................................45
SECTION 6.02.  Liens..........................................................46
SECTION 6.03.  Fundamental Changes............................................47
SECTION 6.04.  Asset Sales....................................................48
SECTION 6.05.  Sale and Leaseback Transactions................................49
SECTION 6.06.  Leverage Ratio.................................................49
SECTION 6.07.  Interest Coverage Ratio........................................49


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                                                                             iii


                                   ARTICLE VII

                                Events of Default



                                  ARTICLE VIII

                                   The Agents



                                   ARTICLE IX

                                  Miscellaneous

SECTION 9.01.  Notices........................................................53
SECTION 9.02.  Waivers; Amendments............................................54
SECTION 9.03.  Expenses; Indemnity; Damage Waiver.............................55
SECTION 9.04.  Successors and Assigns.........................................56
SECTION 9.05.  Survival.......................................................60
SECTION 9.06.  Counterparts; Integration; Effectiveness.......................60
SECTION 9.07.  Severability...................................................61
SECTION 9.08.  Right of Setoff................................................61
SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of Process.....61
SECTION 9.10.  WAIVER OF JURY TRIAL...........................................62
SECTION 9.11.  Judgment Currency..............................................62
SECTION 9.12.  Headings.......................................................63
SECTION 9.13.  Confidentiality................................................63
SECTION 9.14.  Interest Rate Limitation.......................................64
SECTION 9.15.  USA Patriot Act;  "Know Your Customer" Rules and Regulations...64
SECTION 9.16.  Waiver of Notice of Termination Under Existing Credit
               Agreement......................................................65


SCHEDULES:
----------

Schedule 1.01 -- Subsidiary Guarantors

Schedule 2.01 -- Commitments

Schedule 2.04 -- Swingline Commitments

Schedule 3.06 -- Disclosed Matters

Schedule 3.12 -- Subsidiaries

Schedule 6.02 -- Existing Liens

Schedule 6.05 -- Specified Properties


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                                                                              iv


EXHIBITS:
---------

Exhibit A -- Form of Guarantee Agreement
Exhibit B -- Form of Assignment and Assumption
Exhibit C-1 -- Form of Opinion of Counsel to U.S. Loan Parties
Exhibit C-2 -- Form of Opinion of Counsel to the Parent
Exhibit C-3 -- Form of Opinion of Counsel to U.K. Loan Parties
Exhibit D -- Form of Determination of Mandatory Costs Rate

                    CREDIT AGREEMENT dated as of October 17, 2005 among WILLIS
               NORTH AMERICA INC., WILLIS GROUP HOLDINGS LIMITED, the LENDERS party hereto, BANC OF AMERICA SECURITIES LIMITED, as Administrative Agent, and BANK OF AMERICA, N.A., as Swingline Agent.

          The parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions
                                   -----------

          SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

          "Acquired EBITDA" means, with respect to any Acquired Entity or Business or any Sold Entity or Business (any of the foregoing, a "Pro Forma Entity") for any period, the portion of Consolidated Net Income for such period attributable to such Pro Forma Entity plus (a) without duplication and to the extent deducted in determining such portion of Consolidated Net Income for such Pro Forma Entity, the sum of (i) consolidated interest expense for such period,
(ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any extraordinary losses and non-recurring charges for such period, (v) any non-cash charges (including the non-cash portion of pension expense) for such period,
(vi) losses on asset sales outside the ordinary course of business for such period, (vii) restructuring charges or provisions for such period, (viii) any expenses or charges incurred in connection with any issuance of debt or equity securities for such period and (ix) any deduction for minority interest expense for such period with respect to a Subsidiary that is not wholly owned by the Parent (provided, that the Indebtedness and interest expense of such Subsidiary are included in the calculation of Net Indebtedness and Consolidated Net Interest Expense to the same extent as would be required if such Subsidiary were wholly owned by the Parent), and minus (b) without duplication and to the extent included in determining such portion of Consolidated Net Income, (i) any extraordinary gains and non-recurring gains for such period, (ii) any non-cash gains for such period and (iii) any gains on asset sales outside the ordinary course of business for such period, all determined on a consolidated basis for such Pro Forma Entity in accordance with GAAP.

          "Acquired Entity or Business" has the meaning assigned to such term in the definition of "Consolidated EBITDA".

          "Adjusted EURIBO Rate" means, with respect to any Loan denominated in Euro for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the EURIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "Adjusted LIBO Rate" means, with respect to any Loan (other than a Loan denominated in Euro) for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "Administrative Agent" means Banc of America Securities Limited, in its capacity as administrative agent for the Lenders hereunder.

          "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

          "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Agents" means the Administrative Agent and the Swingline Agent.

          "Alternative Currency" means Sterling, Euro and any other currency (other than Dollars) approved by all Lenders.

          "Alternative Currency Borrowing" means a Revolving Borrowing comprised of Alternative Currency Loans.

          "Alternative Currency Equivalent" means, with respect to an amount in Dollars on any date in relation to a specified Alternative Currency, the amount of such specified Alternative Currency that may be purchased with such amount of Dollars at the Spot Exchange Rate with respect to such Alternative Currency on such date.

          "Alternative Currency Loan" means any Revolving Loan denominated in an Alternative Currency.

          "Applicable Percentage" means with respect to any Lender, the percentage of the aggregate Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

          "Applicable Rate" means, for any day, the applicable rate per annum set forth below under the caption "Applicable Rate" based upon the ratings by S&P and Moody's, respectively, applicable on such date to the Index Debt:

================================================================================
           Index Debt Ratings                          Applicable Rate
--------------------------------------------------------------------------------
               Category 1
               ----------

            A- or higher by S&P                             0.25%

          A3 or higher by Moody's
--------------------------------------------------------------------------------

================================================================================
               Category 2
               ----------

               BBB+ by S&P                                  0.30%

             Baa1 by Moody's
--------------------------------------------------------------------------------
               Category 3
               ----------

               BBB by S&P                                   0.375%

            Baa2 by Moody's
--------------------------------------------------------------------------------
               Category 4
               ----------

           BBB- or lower by S&P                             0.525%

         Baa3 or lower by Moody's
================================================================================

          For purposes of the foregoing, (i) if either S&P or Moody's shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 4; (ii) if the ratings established or deemed to have been established by S&P and Moody's for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the average of the Applicable Rate in respect of each such Category; and (iii) if the ratings established or deemed to have been established by S&P and Moody's for the Index Debt shall be changed such that the Applicable Rate is affected (other than as a result of a change in the rating system of S&P or Moody's), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Administrative Agent and the Lenders pursuant to Section 5.01 or otherwise. Each change in Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of S&P or Moody's shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

          "Arrangers" means Banc of America Securities Limited and The Royal Bank of Scotland plc, each in its capacity as joint lead arranger in respect of the credit facility established hereunder.

          "Assigned Dollar Value" has the meaning assigned to such term in
Section 2.20.

          "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit B or any other form approved by the Administrative Agent.

          "Attributable Debt" in respect of a sale and leaseback transaction means, as of the time of determination, the present value (discounted at the implicit interest rate for such sale and leaseback transaction, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended).

          "Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

          "Borrower" means Willis North America Inc., a Delaware corporation.

          "Borrowing" means (a) Revolving Loans of the same currency, made or continued on the same date and as to which a single Interest Period is in effect, or (b) Swingline Loans made on the same date.

          "Borrowing Request" means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

          "Business Day" means any day that is not a Saturday, Sunday or a day on which commercial banks in New York City (and London, in the case of a Revolving Borrowing) are authorized or required by law to remain closed; provided, however, that (i) when used in connection with a Loan denominated in an Alternative Currency other than Euro, "Business Day" shall also exclude any day on which banks in the principal financial center of the country of the applicable currency are authorized or required by law to remain closed and (ii) when used in connection with a Loan denominated in Euro, "Business Day" shall also exclude any day that is not a TARGET Day.

          "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Parent; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent by Persons who were neither (i) nominated by the board of directors of the Borrower or the Parent nor (ii) appointed by directors so nominated; or (c) the failure of the Parent to own, directly or indirectly, at least 80% of the outstanding Equity Interests of the Borrower.

          "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Sections 2.13(b) or 2.18, by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth initially on Schedule 2.01, or subsequently in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $300,000,000.

          "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period,
(iii) all amounts attributable to depreciation and amortization for such period,
(iv) any extraordinary losses and non-recurring charges for such period, (v) any non-cash charges (including the non-cash portion of pension expense) for such period, (vi) losses on asset sales outside the ordinary course of business for such period, (vii) restructuring charges or provisions for such period, (viii) any expenses or charges incurred in connection with any issuance of debt or equity securities for such period and (ix) any deduction for minority interest expense for such period with respect to a Subsidiary that is not wholly owned by the Parent (provided, that the Indebtedness and interest expense of such Subsidiary are included in the calculation of Net Indebtedness and Consolidated Net Interest Expense to the same extent as would be required if such Subsidiary were wholly owned by the Parent) and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, (i) any extraordinary gains and non-recurring gains for such period, (ii) any non-cash gains for such period and (iii) any gains on asset sales outside the ordinary course of business for such period, all determined on a consolidated basis in accordance with GAAP; provided, that for purposes of determining the Leverage Ratio only, (A) there shall be included in determining the Consolidated EBITDA for any period the Acquired EBITDA of any Person, property, business or asset acquired outside the ordinary course of business during such period by the Parent or a Subsidiary, to the extent not subsequently sold, transferred or otherwise disposed of by the Parent or a Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an "Acquired Entity or Business"), based on the actual Acquired EBITDA of such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) and (B) there shall be excluded in determining Consolidated EBITDA for any period the Acquired EBITDA of any Person, property, business or asset sold, transferred or otherwise disposed of outside the ordinary course of business by the Parent or any Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a "Sold Entity or Business") based on the actual Acquired EBITDA of such Sold Entity or Business for such period (including the portion thereof occurring prior to such sale, transfer or disposition).

          "Consolidated Net Income" means, for any period, the net income or loss of the Parent and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income or loss the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Parent or any Subsidiary or the date that such Person's assets are acquired by the Parent or any Subsidiary.

          "Consolidated Net Interest Expense" means, for any period, the excess of (a) the sum of (i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of the Parent and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus
(ii) any cash payments made during such period in respect of obligations referred to in clause (b)(iii) below that were amortized or accrued in a previous period, minus (b) the sum of (i) interest income of the Parent and the Subsidiaries for such period (excluding any interest on investments related to Insurance Broking Account Assets or fiduciary assets), determined on a consolidated basis in accordance with GAAP, (ii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of financing costs paid in a previous period, plus (iii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period.

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

          "Cost of Funds Rate" means, as of any day, the rate of interest determined by the Administrative Agent to be representative of its or the applicable Lenders' cost of funds, as applicable, to extend credit under this Agreement on such day.

          "Currency Equivalent" means the Dollar Equivalent or the Alternative Currency Equivalent, as the case may be.

          "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Denomination Date" means, in relation to any Alternative Currency Borrowing, the date that is three Business Days before the date such Borrowing is made.

          "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

          "Dollar Equivalent" means, with respect to an amount of any Alternative Currency on any date, the amount of Dollars that may be purchased with such amount of the Alternative Currency at the Spot Exchange Rate with respect to the Alternative Currency on such date.

          "Dollars" or "$" refers to lawful money of the United States of America.

          "Effective Date" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

          "EMU Legislation" means the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.

          "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

          "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Parent, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

          "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Parent or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Parent or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Parent or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Parent or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "EURIBO Rate" means, with respect to any Revolving Borrowing denominated in Euro for any Interest Period, the Euro interbank offered rate per annum determined by reference to the Banking Federation of the European Union for deposits with a maturity comparable to such Interest Period denominated in Euro, as reflected on the applicable Telerate Screen (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Euro in the European interbank market) at approximately 11:00 a.m., Brussels time, on the Quotation Day for such Borrowing. In the event that such rate is not available at such time for any reason, then the "EURIBO Rate" with respect to such Borrowing for such Interest Period shall be the average of the Quoted Rates supplied to the Administrative Agent by the Reference Banks in accordance with Section 2.12.

          "Euro" means the single currency of the Participating Member States of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.

          "Event of Default" has the meaning assigned to such term in
Article VII.

          "Excluded Taxes" means, with respect to either Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.15(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.15(a).

          "Existing Credit Agreement" means the Credit Agreement, dated as of December 4, 2003, among the Borrower, the Parent, the several lenders party thereto and Banc of America Securities Limited, as Administrative Agent.

          "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the applicable Agent from three Federal funds brokers of recognized standing selected by it.

          "Financial Officer" means, with respect to the Parent or the Borrower, the chief financial officer, principal accounting officer, treasurer or controller thereof, as applicable.

          "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "GAAP" means generally accepted accounting principles in the United States of America.

          "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Granting Lender" has the meaning assigned to such term in Section 9.04(e).

          "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

          "Guarantee Agreement" means the Guarantee Agreement, substantially in the form of Exhibit A, among the Borrower, the Guarantors and the Administrative Agent.

          "Guarantors" means (a) the Parent and each of the Subsidiaries identified on Schedule 1.01 and (b) each other Subsidiary that, at the option of the Parent, becomes a party to the Guarantee Agreement as a Guarantor thereunder.

          "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.

          "Index Debt" means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person (other than a Loan Party) or subject to any other credit enhancement.

          "Insurance Broking Account Assets" means the sum of amounts owing from insurance broking transaction debtors, bank balances designated "insurance broking accounts" and approved assets designated "insurance broking assets" at their net realization value.

          "Interest Coverage Ratio" means, on any date, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Parent ended on such date to (b) Consolidated Net Interest Expense for such period.

          "Interest Election Request" means a request by the Borrower to continue a Revolving Borrowing in accordance with Section 2.06.

          "Interest Payment Date" means (a) with respect to any Revolving Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Revolving Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and (b) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

          "Interest Period" means, with respect to any Revolving Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or such other period agreed to by each Lender participating in such Borrowing) as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period with a duration measured in months that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Revolving Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent continuation of such Borrowing.

          "Judgment Currency" has the meaning assigned to such term in Section 9.11.

          "Judgment Currency Conversion Date" has the meaning assigned to such term in Section 9.11.

          "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lenders.

          "Leverage Ratio" means, on any date, the ratio of (a) Net Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Parent ended on such date.

          "LIBO Rate" means, with respect to any Revolving Borrowing for any Interest Period, the London interbank offered rate per annum determined by reference to the British Bankers' Association Interest Settlement Rates for deposits with a maturity comparable to such Interest Period denominated in the currency in which such Borrowing is denominated as reflected on the applicable Telerate Screen (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in the currency in which such Borrowing is denominated in the London interbank market) at approximately 11:00 a.m., London time, on the Quotation Day for the currency in which such Borrowing is denominated. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Borrowing for such Interest Period shall be the average of the Quoted Rates supplied to the Administrative Agent by the Reference Banks in accordance with
Section 2.12.

          "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Loan" means any loan made by a Lender to the Borrower pursuant to this Agreement.

          "Loan Parties" means the Borrower and the Guarantors.

          "Loan Document" means this Agreement and the Guarantee Agreement.

          "Local Time" means (a) with respect to any Loan or Borrowing denominated in Dollars, New York City time and (b) with respect to any Loan or Borrowing denominated in any Alternative Currency, London time (or such other time as the Administrative Agent may designate in respect of the applicable currency).

          "Marketing Information" means (a) the Borrower's Annual Report for the fiscal year ended December 31, 2004, (b) the Borrower's Quarterly Report for the period ended June 30, 2005, (c) rating agency reports and (d) the presentation entitled "Willis Group Holdings Limited Fact Book - Quarter ended June 30, 2005".

          "Material Acquisition" means an acquisition by the Parent or any of the Subsidiaries of any Person, property, business or asset outside the ordinary course of business for total consideration in excess of $25,000,000.

          "Material Adverse Effect" means a material adverse effect on (a) the ability of the Loan Parties to perform their obligations under the Loan Documents, taken as a whole or (b) the rights of or benefits available to the Lenders under the Loan Documents, taken as a whole.

          "Material Indebtedness" means Indebtedness (other than the Loans) of any one or more of the Parent and the Subsidiaries in an aggregate principal amount exceeding $30,000,000.

          "Material Swap Obligations" means obligations in respect of one or more Swap Agreements of any one or more of the Parent and the Subsidiaries in an aggregate principal amount exceeding $30,000,000. For purposes of this definition, the "principal amount" of the obligations of the Parent or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Parent or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

          "Maturity Date" means October 17, 2010.

          "Moody's" means Moody's Investors Service, Inc.

          "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Indebtedness" means, as of any date, the sum of (a) the aggregate principal amount of Indebtedness of the Parent and the Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, plus
(b) the aggregate principal amount of obligations for borrowed money that are outstanding as of such date of Persons other than the Parent and its Subsidiaries, to the extent Guaranteed by the Parent or any of the Subsidiaries, minus (c) the aggregate amount of cash of the Parent and the Subsidiaries that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, excluding (i) any such cash subject to Liens,
(ii) any such cash related to Insurance Broking Account Assets and (iii) any such cash that represents fiduciary funds.

          "Net Worth" means, as of any date, (a) the amount of total assets of the Parent and the Subsidiaries minus (b) the amount of total liabilities of the Parent and the Subsidiaries, in each case, that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP.

          "Obligation Currency" has the meaning assigned to such term in Section 9.11.

          "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or the Guarantee Agreement.

          "Parent" means Willis Group Holdings Limited, an exempted company under the Companies Act 1981 of Bermuda.

          "Participant" has the meaning set forth in Section 9.04.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

          "Permitted Encumbrances" means:

          (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and

          (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Parent or any Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

          "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Parent or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Prime Rate" means the rate of interest per annum publicly announced from time to time by the Swingline Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Quotation Day" in respect of the determination of the LIBO Rate or EURIBO Rate for any Interest Period (a) for any Revolving Borrowing in Dollars or any Alternative Currency (other than Sterling), means the day on which quotations would normally be given by prime banks in the London interbank market for deposits in the currency in which such Borrowing is denominated for delivery on the first day of such Interest Period; provided, that if quotations would normally be given on more than one date, the Quotation Day for such Interest Period shall be the last of such dates and (b) for any Revolving Borrowing denominated in Sterling, means the first day of such Interest Period.

          "Quoted Rate" means, with respect to any Revolving Borrowing, the rate at which Dollar deposits of $5,000,000 (or in the case of Revolving Borrowings denominated in an Alternative Currency, deposits with a Dollar Equivalent of $5,000,000) and for a maturity comparable to the Interest Period for the applicable Borrowing are offered by a Reference Bank in immediately available funds in the London interbank market at 11:00 a.m., London time (in the case of Revolving Borrowings denominated in Dollars or an Alternative Currency other than Euro) or the European interbank market at 11:00 a.m., Brussels time (in the case of Revolving Borrowings denominated in Euro), as applicable, in each case, on the Quotation Day for the currency in which such Borrowing is denominated prior to the commencement of such Interest Period.

          "Reference Banks" means Bank of America, N.A. and The Royal Bank of Scotland plc.

          "Register" has the meaning set forth in Section 9.04.

          "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Relocation Indebtedness" means Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, in connection with the relocation of the Parent's principal offices in London, England, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof.

          "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

          "Revaluation Date" means, with respect to an Alternative Currency Borrowing, (a) the last day of each Interest Period with respect to such Borrowing and, if such Interest Period has a duration of more than three months, each day prior to the last day of such Interest Period that occurs at intervals of three months duration after the first day of such Interest Period and (b) if the Borrower elects a new Interest Period prior to the end of the existing Interest Period with respect to such Borrowing, the date of commencement of such new Interest Period.

          "Revolving Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

          `Revolving Borrowing" means a Borrowing comprised of Revolving Loans.

          "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender's Revolving Loans denominated in Dollars at such time, plus (b) the Assigned Dollar Value of the outstanding principal amount of such Lender's Alternative Currency Loans at such time, plus (c) such Lender's Swingline Exposure at such time.

          "Revolving Loan" means a Loan made pursuant to Section 2.01.

          "S&P" means Standard & Poor's.

          "Sold Entity or Business" has the meaning assigned to such term in the definition of "Consolidated EBITDA".

          "Spot Exchange Rate" means, on any day, (a) with respect to any Alternative Currency in relation to Dollars, the spot rate at which Dollars are offered on such day for such Alternative Currency which appears on page FXFX of the Reuters Screen at approximately 11:00 a.m., London time (and if such spot rate is not available on the applicable page of the Reuters Screen, such spot rate as is quoted by Bank of America, N.A., London branch, at approximately 11:00 a.m., London time) and (b) with respect to Dollars in relation to any specified Alternative Currency, the spot rate at which such specified Alternative Currency is offered on such day for Dollars which appears on page FXFX of the Reuters Screen at approximately 11:00 a.m., London time (and if such spot rate is not available on the applicable page of the Reuters Screen, such spot rate as is quoted by Bank of America N.A., London branch, at approximately 11:00 a.m., London time). For purposes of determining the Spot Exchange Rate in connection with an Alternative Currency Borrowing, such Spot Exchange Rate shall be determined as of the Denomination Date for such Borrowing with respect to the transactions in the applicable Alternative Currency that will settle on the date of such Borrowing.

          "SPC" has the meaning assigned to such term in Section 9.04(e).

          "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which Bank of America, N.A. is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Loans made hereunder shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Sterling" or "(pound)" means lawful money of the United Kingdom.

          "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Subsidiary" means any subsidiary of the Parent, including the Borrower.

          "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Parent or the Subsidiaries shall be a Swap Agreement.

          "Swingline Agent" means Bank of America, N.A., in its capacity as administrative agent for the Swingline Lenders hereunder.

          "Swingline Agreement" means a written agreement among the Borrower, the Swingline Agent and a Lender, pursuant to which such Lender agrees to make Swingline Loans hereunder.

          "Swingline Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Swingline Loans, expressed as an amount representing the maximum aggregate amount of such Lender's outstanding Swingline Loans hereunder, as such commitment may be reduced or increased from time to time pursuant to Section 2.04. The amount of each Lender's Swingline Commitment is set forth initially on Schedule 2.04, or subsequently in the Swingline Agreement pursuant to which a Lender agreed to make Swingline Loans, as applicable.

          "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

          "Swingline Lender" means a Lender that has a Swingline Commitment, in its capacity as such.

          "Swingline Loan" means a Loan made pursuant to Section 2.04.

          "TARGET" means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

          "TARGET Day" means any day on which TARGET is open for the settlement of payments in Euro.

          "Taxes" means any and all present or future taxes (including value added taxes), levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "Transactions" means the execution, delivery and performance by the Loan Parties of the Loan Documents, the borrowing of Loans and the use of the proceeds thereof.

          "USA Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA Patriot Act) of 2001.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a "Swingline Loan" or a "Revolving Borrowing").

          SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Parent or the Borrower notifies the Administrative Agent that it requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Parent or the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   The Credits
                                   -----------

          SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans (in Dollars or in any Alternative Currency) to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Credit Exposure exceeding such Lender's Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

          SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class made by the Lenders ratably in accordance with their respective Commitments or Swingline Commitments, as applicable; provided that Swingline Loans may be borrowed on a non-ratable basis upon or after any change in the Swingline Commitments, as contemplated by Section 2.04(d) or (e), if, after giving effect to such borrowing, the outstanding Swingline Loans are held by the Swingline Lenders ratably in accordance with their respective Swingline Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Swingline Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          (b) Each Revolving Borrowing shall be comprised of Loans that bear interest at a rate determined by reference to the Adjusted LIBO Rate or the Adjusted EURIBO Rate. Each Swingline Loan shall be a Base Rate Loan. Each Lender at its option may make any Revolving Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

          (c) At the commencement of each Interest Period for any Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or the Alternative Currency Equivalent, if applicable). Each Swingline Borrowing shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Borrowings of more than one Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Revolving Borrowings outstanding.

          (d) Loans made pursuant to any Alternative Currency Borrowing shall be made in the Alternative Currency specified in the applicable Borrowing Request in an aggregate amount equal to the Alternative Currency Equivalent of the Dollar amount specified in such Borrowing Request; provided, that for purposes of the Borrowing amounts specified in paragraph (c), each Alternative Currency Borrowing shall be deemed to be in a principal amount equal to its Assigned Dollar Value.

          (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to continue, any Revolving Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

          SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent in writing of such request not later than 11:00 a.m., London time, three Business Days before the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be delivered by hand or sent by facsimile to the Administrative Agent in a form approved by the Administrative Agent and signed by the Borrower. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i) that the requested Borrowing is to be a Revolving Borrowing;

          (ii) the aggregate amount (expressed in Dollars) and currency (which must be Dollars or an Alternative Currency) of such Borrowing;

          (iii) the date of such Borrowing, which shall be a Business Day;

          (iv) the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no Interest Period is specified with respect to any requested Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, each Swingline Lender agrees to make Swingline Loans (in Dollars) to the Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount that will not result in (i) such Swingline Lender's outstanding Swingline Loans exceeding such Swingline Lender's Swingline Commitment, (ii) the aggregate principal amount of outstanding Swingline Loans exceeding $50,000,000 or (iii) the total Revolving Credit Exposures exceeding the total Commitments; provided that a Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

          (b) To request a Swingline Borrowing, the Borrower shall notify the Swingline Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Borrowing. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), the amount of the requested Swingline Borrowing and shall designate the account of the Borrower in the United States to which such amount is to be credited. Promptly following receipt of any such request, the Swingline Agent shall advise each Swingline Lender of the details thereof and of the amount of such Swingline Lender's Swingline Loan to be made as part of the requested Swingline Borrowing. Each Swingline Lender shall make each Swingline Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Swingline Agent most recently designated by it for such purpose by notice to the Swingline Lenders. The Swingline Agent will make such Swingline Loans available to the Borrower by promptly crediting the amounts so received to the designated account of the Borrower.

          (c) Any Swingline Lender may by written notice given to the Swingline Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of its Swingline Loans then outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Swingline Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans and the account of the Swingline Agent to which payment should be made. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Swingline Agent, for the account of the applicable Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.05 with respect to Revolving Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), except that payment shall be made to the Swingline Agent instead of the Administrative Agent, and the Swingline Agent shall promptly pay to the applicable Swingline Lender the amounts so received by it from the Lenders. The Swingline Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Swingline Agent; any such amounts received by the Swingline Agent shall be promptly remitted by the Swingline Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Swingline Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

          (d) The initial Swingline Lenders and their respective Swingline Commitments are identified on Schedule 2.04. Any Lender may become a Swingline Lender and the Swingline Commitment of any existing Swingline Lender may be increased, in each case by mutual agreement among such Lender (or Swingline Lender, as applicable), the Borrower and the Swingline Agent and execution and delivery of a Swingline Agreement setting forth such Lender's Swingline Commitment (or such existing Swingline Lender's increased Swingline Commitment, as applicable); provided that the total Swingline Commitments shall not exceed $50,000,000. If any Swingline Loans are outstanding at the time that any Lender becomes a Swingline Lender or increases its Swingline Commitment, the Borrower shall, within five days thereafter (or, if earlier, on the next date on which the Borrower borrows or prepays any Swingline Loans), borrow or prepay Swingline Loans as necessary so that, after giving effect thereto, any outstanding Swingline Loans are held by the Swingline Lenders ratably in accordance with their respective Swingline Commitments.

          (e) The Borrower may at any time terminate, or from time to time reduce, the Swingline Commitments; provided that (i) each reduction of the Swingline Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Swingline Commitments if, after giving effect to any concurrent prepayment of outstanding Swingline Loans, the total Swingline Exposure would exceed the total Swingline Commitments. The Borrower shall notify the Swingline Agent in writing of any election to terminate or reduce the Swingline Commitments at least five Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. If any Lender that is a Swingline Lender ceases to have a Commitment by reason of an assignment of its remaining Commitment pursuant to Section 9.04, such Lender's Swingline Commitment shall terminate and its outstanding Swingline Loans shall be repaid within five days after the date of such assignment.

          SECTION 2.05. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in
Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower (i) in the United States, in the case of Loans denominated in Dollars or (ii) in London (or such other city as the Administrative Agent may designate in respect of the applicable currency), in the case of Loans denominated in any Alternative Currency, in each case designated by the Borrower in the applicable Borrowing Request.

          (b) Unless the applicable Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to such Agent such Lender's share of such Borrowing, such Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section (and in accordance with Section 2.04, in the case of a Swingline Borrowing) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the applicable Agent, then the applicable Lender and the Borrower severally agree to pay to such Agent forthwith on demand such corresponding amount with interest thereon, for each day from (and including) the date such amount is made available to the Borrower to (but excluding) the date of payment to such Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by such Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the Cost of Funds Rate plus the Applicable Rate in respect of the applicable Borrowing (or, in the case of a Swingline Borrowing, the Base Rate). If such Lender pays such amount to the applicable Agent, then such amount shall constitute such Lender's Loan included in such Borrowing

          SECTION 2.06. Interest Elections. (a) Each Revolving Borrowing shall have an initial Interest Period as specified in the applicable Borrowing Request. Thereafter, the Borrower may elect Interest Periods therefor as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Revolving Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Revolving Borrowing, and the Loans comprising each such portion shall be considered a separate Revolving Borrowing.

          (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election in writing by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be delivered by hand or sent by facsimile to the Administrative Agent in a form approved by the Administrative Agent and signed by the Borrower.

          (c) Each Interest Election Request shall specify the following information in compliance with Section 2.02:

          (i) the Revolving Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Revolving Borrowing (in which case the information to be specified pursuant to clause (iii) below shall be specified for each resulting Revolving Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; and

          (iii) the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each participating Lender of the details thereof and of such Lender's portion of each resulting Revolving Borrowing.

          (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Revolving Borrowing is repaid as provided herein, at the end of such Interest Period the Borrower shall be deemed to have elected to continue such Revolving Borrowing for an Interest Period of one month's duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing, the Borrower may not elect any Interest Period with a duration longer than one month.

          SECTION 2.07. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments and Swingline Commitments shall terminate on the Maturity Date.

          (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $25,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.09, the total Revolving Credit Exposure would exceed the total Commitments. Swingline Commitments may be terminated or reduced as provided in Section 2.04

          (c) The Borrower shall notify the Administrative Agent in writing of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least five Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

          SECTION 2.08. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date and (ii) to the Swingline Agent for the account of each Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the fifth day after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent (or, in the case of Swingline Loans, the Swingline Agent) shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and
(iii) the amount of any sum received by the applicable Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans of either Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by such Lender and the applicable Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.09. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (other than payments required by Section 2.14 if prepayment is on a date other than the last day of an Interest Period), subject to the requirements of this Section.

          (b) If, at any time, the total Revolving Credit Exposures exceeds the total amount of the Commitments, then the Borrower shall, not later than the date that is four Business Days after the Borrower receives notice thereof from the Administrative Agent, prepay one or more Borrowings in an aggregate amount sufficient to reduce the total Revolving Credit Exposures to an amount not exceeding the total Commitments.

          (c) The Borrower shall notify the Administrative Agent (or, in the case of a prepayment of a Swingline Borrowing, the Swingline Agent) in writing of any prepayment hereunder (i) in the case of a Revolving Borrowing, not later than 11:00 a.m., London time, three Business Days before the date of prepayment and (ii) in the case of prepayment of a Swingline Borrowing, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice, the applicable Agent shall advise the Lenders participating in the relevant Borrowing or Borrowings of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing as provided in Section 2.02, except as necessary to comply with a mandatory prepayment pursuant to paragraph (b) above. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing; provided that the Borrower may prepay the Swingline Loans of a Swingline Lender (without prepaying Swingline Loans of other Swingline Lenders) as necessary to comply with Section 2.04(e) in connection with the termination or reduction of such Swingline Lender's Swingline Commitment, but in such event the Borrower shall, within five days thereafter (or, if earlier, on the next date on which the Borrower borrows or prepays any Swingline Loans), borrow or prepay Swingline Loans as necessary so that, after giving effect thereto, any outstanding Swingline Loans are held by the Swingline Lenders ratably in accordance with their respective Swingline Commitments. Prepayments shall be accompanied by accrued interest on the amount prepaid.

          SECTION 2.10. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at a rate equal to 35% of the Applicable Rate on the average daily unused amount of the Commitment of such Lender during the period commencing on (and including) the Effective Date and ending on (but excluding) the date on which the Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which such Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For the purposes of calculating the commitment fees only, no portion of the Commitments shall be deemed utilized as a result of outstanding Swingline Loans.

          (b) A utilization fee shall accrue at the rate of 0.05% per annum on the daily amount of the Revolving Credit Exposure of each Lender at all times when the total Revolving Credit Exposures exceeds 50% of the total Commitments. Accrued utilization fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any utilization fees accruing after the date on which the Commitments terminate shall be payable on demand. All utilization fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) The Borrower agrees to pay to the Agents, for their own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Agents.

          (d) All fees payable hereunder shall be paid in Dollars on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees and utilization fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

          SECTION 2.11. Interest. (a) Each Swingline Loan shall bear interest at the Base Rate.

          (b) The Loans comprising each Revolving Borrowing (other than Alternative Currency Loans denominated in Euro) shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate. The Alternative Currency Loans comprising each Revolving Borrowing denominated in Euro shall bear interest at the Adjusted EURIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

          (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of or interest on any Revolving Loan, 2.5% plus the Adjusted LIBO Rate or Adjusted EURIBO Rate (as applicable) then applicable to the Borrowing of which such Loan is a part, (ii) in the case of overdue principal of or interest on any Swingline Loan, 2.5% plus the Base Rate or (iii) in the case of any fee or other amount, 2.5% plus the Cost of Funds Rate.

          (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of a change in the Interest Period with respect to any Revolving Borrowing prior to the end of the then current Interest Period for such Borrowing, accrued interest on the amount of each Loan comprising such Borrowing shall be payable on the effective date of such change.

          (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed on Revolving Borrowings denominated in Sterling and interest computed on Swingline Loans when the Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The Adjusted LIBO Rate, the Adjusted EURIBO Rate and the Cost of Funds Rate shall be determined by the Administrative Agent and the Base Rate shall be determined by the Swingline Agent, and each such determination shall be conclusive absent manifest error. The Administrative Agent, upon determining the interest rate for any Revolving Borrowing, shall promptly notify the Borrower and the Lenders thereof. The Swingline Agent, upon determining the interest rate for any Swingline Loans, shall promptly notify the Borrower and the Swingline Lenders thereof.

          SECTION 2.12. Alternate Rate of Interest; Market Disruption. (a) If the Administrative Agent determines (which determination shall be conclusive absent manifest error) that the screen rate used to determine the LIBO Rate or the EURIBO Rate for any Revolving Borrowing, as applicable, will not be available on a Quotation Day, the Administrative Agent shall promptly request that each Reference Bank supply it with its Quoted Rate, and the LIBO Rate or EURIBO Rate, as applicable, to be used to determine the interest rate applicable to such Borrowing shall be the average of the Quoted Rates supplied to the Administrative Agent by the Reference Banks. If the Administrative Agent makes such request and one or more Reference Banks fails to supply its Quoted Rate to the Administrative Agent by 11:30 a.m., London time, on a Quotation Day, the applicable LIBO Rate or EURIBO Rate shall (subject to paragraph (b) below) be determined on the basis of the Quoted Rates supplied by the remaining Reference Banks.

          (b) If, with respect to any Revolving Borrowing for which the Adjusted LIBO Rate or the Adjusted EURIBO Rate is to be determined by reference to the Quoted Rates supplied to the Administrative Agent by each Reference Bank, (i) only one Reference Bank supplies the Administrative Agent with a Quoted Rate,
(ii) no Reference Bank supplies the Administrative Agent with a Quoted Rate, or
(iii) prior to the close of business on the Quotation Day, the Administrative Agent receives notification from Lenders whose participation in such Borrowing exceeds 35% of the amount of such Borrowing that the cost to such Lenders of obtaining matching deposits in the London interbank market (in the case of Borrowings comprised of Loans denominated in Dollars or an Alternative Currency other than Euro) or the European interbank market (in the case of Borrowings comprised of Loans denominated in Euro) would be in excess of the LIBO Rate or the EURIBO Rate, as applicable, for the relevant Interest Period (each such event described in clauses (i), (ii) and (iii), a "Market Disruption Event"), then the Administrative Agent shall give notice thereof to the Parent, the Borrower and the Lenders in writing as promptly as practicable thereafter, and the interest rate applicable to such Borrowing shall be the Cost of Funds Rate plus the Applicable Rate in respect of such Borrowing. If a Market Disruption Event occurs, at the request of the Administrative Agent, the Parent or the Borrower, the Administrative Agent, the Parent and the Borrower shall enter into negotiations for a period of no more than 30 days for the purpose of agreeing to a substitute basis for determining the rate of interest to be applied to the applicable Borrowing (and, to the extent required, any future Borrowings). Any substitute basis agreed upon shall be, with the consent of the participating Lenders (if such substitute basis is only to apply to a particular Borrowing) or all Lenders (if such substitute basis is to apply to any future Borrowing), be binding on all of the parties to this Agreement.

          SECTION 2.13. Increased Costs. (a) If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate or the Adjusted EURIBO Rate); or

          (ii) impose on any Lender, the London interbank market or the European interbank market any other condition affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Revolving Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

          (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

          (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

          SECTION 2.14. Break Funding Payments. In the event of (a) the payment of any principal of any Revolving Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the change of the Interest Period of a Revolving Loan other than on the last day of the existing Interest Period, (c) the failure to borrow, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(c) and is revoked in accordance therewith), or (d) the assignment of any Revolving Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate (or, in the case of a Revolving Borrowing denominated in Euro, the Adjusted EURIBO Rate) that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency and of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          SECTION 2.15. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the applicable Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Borrower shall indemnify each Agent and each Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by an Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall, at the written request of the Borrower, deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

          (f) If an Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.15, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.15 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of such Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent or such Lender in the event such Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

          SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees or of amounts payable under Section 2.13, 2.14 or 2.15, or otherwise) prior to 12:00 noon, Local Time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the applicable Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account as the applicable Agent shall from time to time specify in a notice delivered to the Borrower, except that payments pursuant to Sections 2.13, 2.14, 2.15 and 9.03 shall be made directly to the Persons entitled thereto. The applicable Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments of principal or interest in respect of any Loan (or of any amount payable under Section 2.14 or 2.17 or, at the request of the applicable Lender,
Section 2.13 or 2.15 in respect of any Loan) shall be made in the currency in which such Loan is denominated. All other payments hereunder shall be made in Dollars, except as otherwise expressly provided.

          (b) If at any time insufficient funds are received by and available to the applicable Agent to pay fully all amounts of principal, interest, fees and expenses then due hereunder, such funds shall be applied (i) first, towards payment of interest, fees and expenses then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, fees and expenses then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans or participations in Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans or participations in the Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

          (d) Unless the applicable Agent shall have received notice from the Borrower prior to the date on which any payment is due to such Agent for the account of any of the Lenders hereunder that the Borrower will not make such payment, such Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders entitled to receive such payment severally agrees to repay to the applicable Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to such Agent, at the greater of the Federal Funds Effective Rate and a rate determined by such Agent in accordance with banking industry rules on interbank compensation.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(b) or 2.16(d), then either Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by such Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.17. Additional Reserve Costs. (a) If and so long as any Lender is required to make special deposits with the Financial Services Authority or the Bank of England or to maintain reserve asset ratios or pay fees (other than deposits or reserves reflected in the determination of the Adjusted LIBO Rate or Adjusted EURIBO Rate, as the case may be), in each case in respect of any Revolving Loan made by such Lender hereunder, such Lender may require the Borrower to pay, contemporaneously with each payment of interest on such Loan, additional interest on such Loan at a rate per annum equal to the Mandatory Costs Rate, as defined in (and calculated in accordance with the formula and in the manner set forth in) Exhibit D.

          (b) If and so long as any Lender is required to comply with reserve assets, liquidity, cash margin or other requirements of any monetary or other authority (including any such requirement imposed by the European Central Bank or the European System of Central Banks, but excluding requirements reflected in the Statutory Reserve Rate or the Mandatory Costs Rate) in respect of any Revolving Loan made by such Lender hereunder, such Lender may require the Borrower to pay, contemporaneously with each payment of interest on such Loan, additional interest on such Loan at a rate per annum determined by such Lender to be the cost to such Lender of complying with such requirements in relation to such Loan.

          (c) Any additional interest owed pursuant to paragraph (a) or (b) above shall be determined by the relevant Lender, which determination shall be conclusive absent manifest error, and notified to the Borrower (with a copy to the Administrative Agent) at least five Business Days before each date on which interest is payable for the relevant Loan, and such additional interest so notified to the relevant Borrower by such Lender shall be payable to the Administrative Agent for the account of such Lender on each date on which interest is payable for such Loan.

          SECTION 2.18. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.13 or 2.17, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13, 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) If any Lender requests compensation under Section 2.13 or 2.17, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld,

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or 2.17 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

          SECTION 2.19. Redenomination of Certain Designated Foreign Currencies.
(a) Each obligation of any party to this Agreement to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing denominated in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

          (b) Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation and (i) without limiting the liability of the Borrower for any amount due under this Agreement and (ii) without increasing any Commitment of any Lender, all references in this Agreement to minimum amounts (or integral multiples thereof) denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall, immediately upon such adoption, be replaced by references to such minimum amounts (or integral multiples thereof) as shall be specified herein with respect to Borrowings denominated in Euro.

          (c) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent (in consultation with the Borrower) may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

          SECTION 2.20. Assigned Dollar Value. (a) With respect to each Alternative Currency Borrowing, its "Assigned Dollar Value" shall mean the following:

          (i) the Dollar amount specified in the Borrowing Request therefor unless and until adjusted pursuant to the following clause (ii), and

          (ii) as of each Revaluation Date with respect to such Alternative Currency Borrowing, the "Assigned Dollar Value" of such Borrowing shall be adjusted to be the Dollar Equivalent thereof (as determined by the Administrative Agent based upon the applicable Spot Exchange Rate, which determination shall be conclusive absent manifest error), subject to further adjustment in accordance with this clause (ii) thereafter.

          (b) The Assigned Dollar Value of an Alternative Currency Loan shall equal the Assigned Dollar Value of the Alternative Currency Borrowing of which such Loan is a part multiplied by the percentage of such Borrowing represented by such Loan.

          (c) The Administrative Agent shall notify the Borrower and the Lenders of any change in the Assigned Dollar Value of any Alternative Currency Borrowing promptly following determination of such change.

                                  ARTICLE III.

                         Representations and Warranties
                         ------------------------------

          Each of the Parent and the Borrower represents and warrants to the Lenders that:

          SECTION 3.01. Organization; Powers. Each of the Parent and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Parent and the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Parent, the Borrower or such other Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any material applicable law or regulation or the charter, by-laws or other organizational documents of the Parent or any Subsidiary or any order of any Governmental Authority,

          (c) will not violate or result in a default under any material indenture, agreement or other material instrument binding upon the Parent or any Subsidiary or its assets, or give rise to a right thereunder to require any payment to be made by the Parent or any Subsidiary, and (d) will not result in the creation or imposition of any Lien on any asset of the Parent or any Subsidiary pursuant to the terms of such material indenture, agreement or other material instrument.

          SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Parent has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2004, reported on by Deloitte & Touche LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2005, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent and its consolidated subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

          (b) Since December 31, 2004, there has been no material adverse change in the business, assets, operations or financial condition of the Parent and the Subsidiaries, taken as a whole.

          SECTION 3.05. Properties. (a) Each of the Parent and the Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and except where the failure to have such good title or valid leasehold interests, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect..

          (b) Each of the Parent and the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Parent and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings (including investigative proceedings) by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Parent or the Borrower, threatened against or affecting the Parent or any Subsidiary, that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters).

          (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Parent nor any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability or
(iii) has received notice of any claim with respect to any Environmental Liability.

          SECTION 3.07. Compliance with Laws; Absence of Default. Each of the Parent and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

          SECTION 3.08. Investment and Holding Company Status. Neither the Parent nor any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 3.09. Taxes. Each of the Parent and the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Parent or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans, in each case, by an amount that has had, or would reasonably be expected to have, a Material Adverse Effect.

          SECTION 3.11. Disclosure. Neither the Marketing Information nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Parent or the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered on or prior to the Effective Date hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Parent and Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          SECTION 3.12. Subsidiaries. Schedule 3.12 sets forth the name and jurisdiction of organization of, and the direct or indirect ownership interest of the Parent in, each Subsidiary, and identifies each Subsidiary that is a Guarantor, in each case as of the Effective Date.

          SECTION 3.13. Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date; (e) no Loan Party, by reason of actual or anticipated financial difficulties, has commenced or intends to commence negotiations with one or more of its creditors with a view to rescheduling any of its Indebtedness; and (f) no moratorium has been declared and, in the opinion of the Parent and the Borrower, no moratorium is reasonably likely to be declared in the foreseeable future, in each case, in respect of any Indebtedness of any Loan Party.

                                   ARTICLE IV

                                   Conditions
                                   ----------

          SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

          (a) The Administrative Agent (or its counsel) shall have received (i) from each party hereto either a counterpart of this Agreement signed on behalf of such party or written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) the Guarantee Agreement, executed and delivered by a duly authorized officer of each of the Borrower and each Guarantor.

          (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) William P. Bowden, Jr., in-house counsel to the Borrower and the other Loan Parties organized or existing under the laws of the United States or any state thereof, substantially in the form of Exhibit C-1, (ii) Appleby Spurling Hunter, local counsel to the Parent, substantially in the form of Exhibit C-2 and

     (iii) Oliver Goodinge, in-house counsel to the Loan Parties organized or existing under the laws of the United Kingdom, substantially in the form of Exhibit C-3, and, in the case of each such opinion required by this paragraph (b), covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. The Parent and the Borrower hereby request such counsel to deliver such opinions.

          (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

          (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02

          (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

          (f) The Borrower shall have made arrangements satisfactory to the Administrative Agent for the termination of all commitments under, payment of all amounts accrued and owing under, the Existing Credit Agreement, in each case substantially simultaneous with the initial Borrowing hereunder on the Effective Date.

          (g) The Lenders shall have received the consolidated balance sheet and statements of income, stockholders equity and cash flows of the Parent (i) as of and for the years ended December 31, 2003 and December 31, 2004, reported on by Deloitte & Touche LLP, independent public accountants and
     (ii) as of and for each fiscal quarter ended at least 30 days prior to the date hereof, in each case prepared in accordance with GAAP (subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii)). Such financial statements shall not be materially inconsistent with any other financial statements or forecasts provided to the Lenders prior to the date hereof.

          (h) To the extent requested, the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the USA Patriot Act.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on the date hereof (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

          SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

          (a) The representations and warranties of the Loan Parties set forth in the Loan Documents (except, in the case of Borrowings made after the Effective Date, the representation and warranty made in Section 3.04(b)) shall be true and correct on and as of the date of such Borrowing.

          (b) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Parent and the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

                                   ARTICLE V

                              Affirmative Covenants
                              ---------------------

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Parent and the Borrower covenant and agree with the Lenders that:

          SECTION 5.01. Financial Statements; Ratings Change and Other Information. The Parent will furnish to the Administrative Agent and each
Lender:

          (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Parent, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any material qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

          (b) as soon as available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of

     (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Parent
     (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations of the Leverage Ratio and the Interest Coverage Ratio as of the end of the period covered by such financial statements and demonstrating compliance with Sections 6.06 and 6.07, (iii) stating whether any Material Acquisition has occurred during the period covered by such financial statements and, if so, setting forth the changes to the amounts referred to in clause (d) of Section 6.04 as a result of each such Material Acquisition, and a reasonably detailed explanation of the calculation of such changes and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 that would be relevant in the calculation of the Leverage Ratio or the Interest Coverage Ratio and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (d) concurrently with any delivery of financial statements under clause (a) above, a report from the accounting firm that reported on such financial statements, stating that (i) the financial information in the certificate prepared by a Financial Officer of the Parent pursuant to clause (c) above has been accurately extracted from the sources identified therein and, where applicable, agrees with the underlying accounting records, (ii) the calculations of the Leverage Ratio and the Interest Coverage Ratio set forth in such certificate are arithmetically correct and
     (iii) the financial information set forth in such certificate is, as to elements and composition, presented in accordance with the relevant accounting definitions set forth in Section 1.01;

          (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Parent to its shareholders generally, as the case may be;

          (f) promptly after S&P or Moody's shall have announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change;

          (g) promptly following a request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable "know your customer" and anti-money laundering rules and regulations, including the USA Patriot Act; and

          (h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Parent or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

Any financial statement, report, proxy statement or other material required to be delivered pursuant to clause (a), (b) or (e) of this Section shall be deemed to have been furnished to the Administrative Agent and each Lender on the date that the Parent notifies the Administrative Agent that such financial statement, report, proxy statement or other material is posted on the Securities and Exchange Commission's website at www.sec.gov or on the Parent's website at www.willis.com; provided, that the Administrative Agent will promptly inform the Lenders of any such notification by the Parent; provided, further, that the Parent will furnish paper copies of such financial statement, report, proxy statement or material to the Administrative Agent or any Lender that requests, by notice to the Parent, that the Parent do so, until the Parent receives notice from the Administrative Agent or such Lender, as applicable, to cease delivering such paper copies.

          SECTION 5.02. Notices of Material Events. The Parent or the Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

          (a) the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that would reasonably be expected to result in a Material Adverse Effect;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect; and

          (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Parent or the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 5.03. Existence; Conduct of Business. (a) The Parent and the Borrower will, and will cause each of the other Loan Parties to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

          (b) The Parent and the Borrower will, and will cause each of the other Subsidiaries to, continue to engage (including after giving effect to any acquisition) only in a business of the type that does not represent a fundamental change in the character of the business of the Parent and the Subsidiaries, taken as a whole, conducted by the Parent and the Subsidiaries on the date of execution of this Agreement, and businesses reasonably related thereto.

          SECTION 5.04. Payment of Taxes. The Parent and the Borrower will, and will cause each of the other Subsidiaries to, pay its Tax liabilities before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and for which the Parent or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment would not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.05. Maintenance of Properties; Insurance. The Parent and the Borrower will, and will cause each of the other Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain in full force and effect, with insurance companies that the Parent and the Borrower believe (in the good faith judgment of the management of the Parent and the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance (including professional indemnity coverage) in at least such amounts and against at least such risks (and with such risk retentions) as are usually insured against in the same general area by companies engaged in the same or a similar business.

          SECTION 5.06. Books and Records; Inspection Rights. The Parent and the Borrower will, and will cause each of the other Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made in all material respects of all dealings and transactions in relation to its business and activities. The Parent will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

          SECTION 5.07. Compliance with Laws. The Parent and the Borrower will, and will cause each of the other Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.08. Use of Proceeds. The proceeds of the Loans will be used for such general corporate purposes as may be permitted under applicable law, including to refinance Indebtedness under the Existing Credit Agreement. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

                                   ARTICLE VI

                               Negative Covenants
                               ------------------

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Parent and the Borrower covenant and agree with the Lenders that:

          SECTION 6.01. Subsidiary Indebtedness. The Parent will not permit any Subsidiary that is not a Loan Party to create, incur, assume or permit to exist any Indebtedness (including pursuant to any Guarantee of Indebtedness of the Parent or another Subsidiary), except:

          (a) Indebtedness owing to the Parent or another Subsidiary;

          (b) Guarantees of Indebtedness of another Subsidiary that is not a Loan Party, to the extent such Indebtedness is permitted by this Section 6.01;

          (c) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) such Indebtedness shall not be Guaranteed by the Parent or any other Subsidiary, except Indebtedness that, in the aggregate, but without duplication, does not exceed $25,000,000 may be Guaranteed;

          (d) Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (d) that is not Relocation Indebtedness shall not exceed $25,000,000 at any time outstanding;

          (e) Indebtedness incurred in relation to arrangements made in the ordinary course of business to facilitate the operation of bank accounts on a net balance basis;

          (f) short term Indebtedness from banks incurred in the ordinary course of business pursuant to a facility required in order to comply with rules and regulations issued from time to time by regulatory authorities, provided, that such compliance is required for the applicable Subsidiary to remain licensed to conduct its business; and

          (g) other Indebtedness in an aggregate principal amount (for all such Subsidiaries combined, but without duplication) not exceeding $100,000,000 at any time outstanding.

          SECTION 6.02. Liens. The Parent and the Borrower will not, and will not permit any other Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (a) Permitted Encumbrances;

          (b) any Lien on any property or asset of the Parent or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that
     (i) such Lien shall not apply to any other property or asset of the Parent or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (c) any Lien existing on any property or asset prior to the acquisition thereof by the Parent or any Subsidiary after the date hereof or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Parent or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (d) Liens on fixed or capital assets acquired, constructed or improved by the Parent or any Subsidiary; provided that (i) such -------- security interests secure only Indebtedness incurred to finance the acquisition, construction or improvement of such fixed or capital assets (including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of such assets) and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Parent or any Subsidiary;

          (e) charges or Liens in favor of a regulatory authority or a third party, in each case, as contemplated by the rules or regulations issued by a regulatory authority and with which the applicable Subsidiary is required to comply in order to remain licensed to conduct its business;

          (f) Liens over credit balances created in favor of any bank in order to facilitate the operation of bank accounts on a net balance basis or in connection with any BACS facility used in the ordinary course of business;

          (g) Liens comprised by escrow arrangements entered into in connection with asset sales, transfers or other dispositions permitted by Section 6.04; and

          (h) other Liens, provided, that the sum of the aggregate amount of obligations secured by such Liens plus the aggregate amount of Attributable Debt in respect of sale and leaseback transactions permitted by clause (c) of Section 6.05 shall not, at any time, exceed 10% of Net Worth.

          SECTION 6.03. Fundamental Changes. The Parent and the Borrower will not, and will not permit any other Loan Party to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (a) any Person may merge with or into the Parent, the Borrower or any other Loan Party in a transaction in which the Parent, the Borrower or such Loan Party, as the case may be, is the surviving entity, provided that (i) the Parent and the Borrower will not merge with or into each other and (ii) if the Parent or the Borrower merges with or into any other Loan Party, the Parent or the Borrower, as the case may be, must be the surviving entity, (b) any Person (other than the Parent or the Borrower) may merge with or into a Loan Party (other than the Parent or the Borrower) in a transaction in which the surviving entity is not a Subsidiary, and (c) any Person may merge with or into the Parent, the Borrower or any other Loan Party in a transaction in which the Parent, the Borrower or such Loan Party, as the case may be, is not the surviving entity, provided, that (i) the Person formed by or surviving any such merger or consolidation shall be a corporation organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof or, in the case of a merger or consolidation involving the Parent, the laws of the jurisdiction in which the Parent is organized (such Person being herein referred to as the "Successor Entity"), (ii) the Successor

Entity shall expressly assume all the obligations of the Parent, the Borrower or the applicable Loan Party, as the case may be, under the Loan Documents to which the Parent, the Borrower or such Loan Party, as applicable, is a party, pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (iii) if such merger or consolidation involves the Borrower, then each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Guarantee Agreement confirmed that its Guarantee shall apply at all to the Successor Entity's obligations under this Agreement, (iv) if requested by the Administrative Agent, the Administrative Agent shall have received an opinion of counsel reasonably satisfactory to the Administrative Agent to the effect that the applicable Loan Documents are legal, valid, binding and enforceable obligations of the Successor Entity and (v) this clause (c) shall not be construed to permit the Borrower to merge with or into the Parent. In the case of any such merger of the Parent or the Borrower in accordance with clause (c) above, the Successor Entity shall be deemed to be the Parent or the Borrower, as applicable, for all purposes of the Loan Documents. The Parent will not engage, and will not permit the Borrower to engage, in any transaction that would reduce the percentage of Equity Interests owned by the Parent in the Borrower, except for (x) sales, transfers and other disposals of such Equity Interests to directors, officers or employees of the Borrower pursuant to any employee stock ownership plan or similar plan for the benefit of directors, officers or employees of the Borrower and (y) the issuance of such Equity Interests as consideration for any acquisition from a third party; provided, that following any such issuance of Equity Interests to a third party, the majority of the seats (other than vacant seats) on the board of directors of the Borrower shall be occupied by Persons nominated by the board of directors of the Borrower or the Parent or appointed by directors so nominated.

          SECTION 6.04. Asset Sales. The Parent and the Borrower will not, and will not permit any other Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, except:

          (a) sales, transfers, leases and other dispositions in the ordinary course of business;

          (b) sales, transfers and other dispositions to the Parent or a Subsidiary;

          (c) sales or transfers pursuant to sale and leaseback transactions permitted by clause (a) Section 6.05; and

          (d) sales, transfers and other dispositions of assets that are not permitted by any other clause of this Section; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed in reliance upon this clause (d) shall not exceed $1,100,000,000 during any fiscal year and shall not exceed $2,750,000,000 during the period from and including June 30, 2005 to but excluding the Maturity Date; provided further that in the event, and on each occasion, that any Material Acquisition is consummated after the Effective Date, each of the two amounts set forth in the immediately preceding proviso shall be increased by an amount equal to 25% of the value of the assets acquired pursuant to such Material Acquisition (valued based upon the amount at which such assets would be reflected on a balance sheet of the Parent and the Subsidiaries prepared on a consolidated basis in accordance with GAAP after giving effect to such Material Acquisition);

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clause (a) or (b) above) shall be made for full fair value and on an arm's length basis, as reasonably determined in good faith by the Parent or the Borrower, taking into account all relevant considerations. Any merger or consolidation of a Subsidiary with or into any other Person that results in such Subsidiary ceasing to be a Subsidiary or the Parent owning a reduced percentage of the Equity Interests in such Subsidiary shall, in each case, be treated as a sale of such Subsidiary (or the relevant portion thereof) for purposes of this Section 6.04.

          SECTION 6.05. Sale and Leaseback Transactions. The Parent and the Borrower will not, and will not permit any other Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except:

          (a) any such sale of any fixed or capital assets that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 180 days after the Parent or such Subsidiary acquires or completes the construction of such fixed or capital asset;

          (b) any such sale of the property listed on Schedule 6.05; and

          (c) any other such sale if, after giving effect thereto, the Attributable Debt in respect of the applicable sale and leaseback transaction is permitted by clause (h) of Section 6.02.

          SECTION 6.06. Leverage Ratio. The Parent will not permit the Leverage Ratio as of the end of any fiscal quarter to exceed 2.5 to 1.0.

          SECTION 6.07. Interest Coverage Ratio. The Parent will not permit the Interest Coverage Ratio as of the end of any fiscal quarter to be less than 5.0 to 1.0.

                                  ARTICLE VII

                                Events of Default
                                -----------------

          If any of the following events ("Events of Default") shall occur:

          (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

          (c) any representation or warranty made or deemed made by or on behalf of the Parent, the Borrower or any other Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

          (d) the Parent or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the existence of the Parent or the Borrower) or 5.08 or in
     Article VI;

          (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and, if such failure is capable of remedy, such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

          (f) the Parent or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness or Material Swap Obligations, when and as the same shall become due and payable;

          (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Parent or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) the Parent or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;


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                                                                              51


          (j) the Parent or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (k) one or more judgments for the payment of money in an aggregate amount in excess of $30,000,000 (to the extent not covered by insurance provided by a carrier that is not disputing coverage) shall be rendered against the Parent, any Subsidiary or any combination thereof and the same shall remain unpaid or undischarged, in each case for a period of 60 consecutive days during which period execution shall not be effectively stayed, or any formal legal process has been commenced by a judgment creditor to attach or levy upon any material assets of the Parent or any Subsidiary to enforce any such judgment;

          (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect; or

          (m) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Parent or the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:
(i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Parent or the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


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                                                                              52


                                  ARTICLE VIII

                                   The Agents
                                   ----------

          Each of the Lenders hereby irrevocably appoints each of the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

          The bank serving as the Administrative Agent and the bank serving as the Swingline Agent hereunder shall each have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Parent or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

          The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing,
(b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, and neither Agent shall be liable for the failure to disclose, any information relating to the Parent or any of the Subsidiaries that is communicated to or obtained by the bank serving as such Agent or any of its Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. Each Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Parent, the Borrower or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in
Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

          Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for a Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

          Subject to the appointment and acceptance of a successor as provided in this paragraph, either Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York or London, England or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as such Agent.

          Each Lender acknowledges that it has, independently and without reliance upon either Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon either Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, the Guarantee Agreement, any related agreement or any document furnished hereunder or thereunder.

          The parties hereto acknowledge that the Arrangers (in their capacity as such) do not have any duties or responsibilities under any of the Loan Documents and will not be subject to liability thereunder to any of the Loan Parties for any reason.

                                   ARTICLE IX

                                  Miscellaneous
                                  -------------

          SECTION 9.01 Notices. (a) Subject to paragraph (b) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

          (i) if to the Parent or the Borrower, to it at Ten Trinity Square, London EC3P 3AX, United Kingdom, Attention of Ian Warner, Group Treasurer (Facsimile No. 44 20 7481 7154);

          (ii) if to the Administrative Agent, to Banc of America Securities Limited, 5 Canada Square, Canary Wharf, London E14 5AQ, United Kingdom, Attention of Loans Agency (Facsimile No. 44 20 8313 2149);

          (iii) if to the Swingline Agent, to Bank of America, N.A., 2001 Clayton Road, Concord, California, 94520, U.S.A. (Facsimile No.+1 888 969
     9235); and

          (iv) if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

          (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent. Any of the Agents, the Parent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

          (c) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 9.02. Waivers; Amendments. (a) No failure or delay by either Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders under each Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether either Agent or any Lender may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Parent, the Borrower and the Required Lenders or by the Parent, the Borrower and the Administrative Agent with the consent of the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and each Loan Party that is a party thereto with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
(iii) postpone the final maturity of any Loan, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.16(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the percentage set forth in the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vi) release any Guarantor from its Guarantee under the Guarantee Agreement, or limit its liability in respect of such Guarantee, without the written consent of Lenders having Commitments (or, if the Commitments have terminated, Revolving Credit Exposures) representing more than 75% of the sum of the total Commitments (or, if applicable, the total Revolving Credit Exposures) or (vii) modify the protections afforded to an SPC pursuant to the provisions of Section 9.04(e) without the written consent of such SPC; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of an Agent without the prior written consent of such Agent. Notwithstanding the foregoing, any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Parent, the Borrower, the Required Lenders and the Administrative Agent if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendments provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement and any other Loan Document.

          SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents, the Arrangers and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents and the Arrangers, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (iii) all out-of-pocket expenses incurred by either Agent or any Lender, including the fees, charges and disbursements of any counsel for either Agent or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

          (b) The Borrower shall indemnify each Agent, each Arranger and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Parent or any of the Subsidiaries, or any Environmental Liability related in any way to the Parent or any of the Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

          (c) To the extent that the Borrower fails to pay any amount required to be paid by it to either Agent or an Arranger under paragraph (a) or (b) of this Section, each Lender severally agrees to indemnify and pay such Agent or such Arranger, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent or such Arranger in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Commitments (or, if the Commitments have terminated, the total Revolving Credit Exposures) at the time.

          (d) To the extent permitted by applicable law, neither the Parent nor the Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

          (e) All amounts due under this Section shall be payable promptly after written demand therefor.

          SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) neither the Parent nor the Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Parent or the Borrower without such consent shall be null and void), provided, that a merger or consolidation that complies with Section 6.03 shall not be construed as an assignment or transfer for purposes of this clause (i), and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, the Arrangers, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Arrangers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

          (A) the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing, any other assignee; and

          (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender with a Commitment immediately prior to giving effect to such assignment.

          (ii) Assignments shall be subject to the following additional conditions:

          (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $2,000,000 unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing;

          (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

          (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $1,500;

          (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

          (E) the Administrative Agent shall only be obliged to execute an Assignment and Assumption delivered by the parties thereto once it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assignment to such assignee.

          For purposes of this Section 9.04(b), the term "Approved Fund" has the following meaning:

         "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.

          (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

          (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Parent, the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Parent, the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (c) (i) Any Lender may, without the consent of the Borrower, either Agent or any Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Parent, the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii), (iii) or (iv) of the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph
(c)(ii) of this Section, the Parent and the Borrower agree that each Participant shall be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16(c) as though it were a Lender.

          (ii) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(e) as though it were a Lender.

          (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          (e) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided, that
(i) nothing herein shall constitute a commitment by any SPC to make any Loan and
(ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

          SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that either Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and
9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

          SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agents or the Arrangers constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Parent or the Borrower against any of and all the obligations of the Borrower then due and owing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

          (b) Each of the Parent and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that either Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Parent, the Borrower or its properties in the courts of any jurisdiction.

          (c) Each of the Parent and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) The Parent hereby irrevocably appoints William P. Bowden, Jr. (c/o Willis North America Inc., 7 Hanover Square, New York, New York 10004), and the Borrower hereby irrevocably appoints CT Corporation, in each case, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Parent or the Borrower, as applicable, by the person serving the same in the manner provided for notices in Section 9.01, shall be deemed in every respect effective service of process upon such party in any such suit or proceeding. Each of the Parent and the Borrower further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agents in full force and effect from the date of this Agreement until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full. Each other party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 9.11. Judgment Currency. (a) The obligations hereunder of the Borrower to make payments in Dollars or in an Alternative Currency, as the case may be (the "Obligation Currency"), shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by either Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to such Agent or such Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against the Parent, the Borrower or any other Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being thereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the Currency Equivalent of such amount, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

          (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Parent or the Borrower, as the case may be, covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

          (c) For purposes of determining the Currency Equivalent under this
Section 9.11, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

          SECTION 9.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 9.13. Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Parent or any Subsidiary and its obligations, (g) with the consent of the Parent or the Borrower or (h) to the extent such Information

(i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Parent or the Borrower. For the purposes of this Section, "Information" means all information received from the Parent or the Borrower relating to the Parent or the Borrower or its business, other than any such information that is available to either Agent or any Lender on a nonconfidential basis prior to disclosure by the Parent or the Borrower; provided that, in the case of information received from the Parent or the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, any Person required to maintain the confidentiality of Information as provided in this Section shall be permitted to disclose to any other Person its U.S. Federal income tax treatment and the U.S. Federal income tax structure of the Transactions and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided that such tax treatment and tax structure shall not include the identity of any party to this Agreement (or any Affiliate of such party); provided, further, that no such Person shall disclose any information relating to such tax treatment or tax structure to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws.

          SECTION 9.14. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

          SECTION 9.15. USA Patriot Act; "Know Your Customer" Rules and Regulations. (a) Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the USA Patriot Act.

          (b) Each Loan Party, pursuant to:

          (i) the introduction of or any change in (or in the interpretation, administration or application by any governmental or regulatory authority
     of) any law or regulation made after the date of this Agreement;

          (ii) any change in the status of a Loan Party after the date of this Agreement; or

          (iii) a proposed assignment by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment,

shall promptly upon the request of either Agent or any Lender (or, in the case of clause (iii) above, any prospective assignee) supply, or procure the supply of, such documentation and other evidence as is within that Loan Party's possession and control and reasonably requested by either Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in clause (iii) above, on behalf of any prospective assignee) in order for such Agent, such Lender or, in the case of the event described in clause
(iii) above, any prospective assignee to carry out and comply with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transactions contemplated in the Loan Document.

          (c) The Parent shall, by not less than 10 Business Days' prior written notice to either Agent, notify such Agent (which shall promptly notify the Lenders) of its intention to request that one of the Subsidiaries becomes a Guarantor pursuant to the Guarantee Agreement.

          (d) Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Guarantor obliges either Agent or any Lender to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Parent shall promptly upon the request of either Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by such Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective assignee) in order for such Agent or such Lender or any prospective assignee to carry out and comply with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the accession of such Subsidiary to the Guarantee Agreement as a Guarantor.

          SECTION 9.16.Waiver of Notice of Termination Under Existing Credit Agreement. Each Lender that is a "Lender" under (and as defined in) the Existing Credit Agreement hereby waives any requirement under the Existing Credit Agreement that notice be given prior to the prepayment of loans or termination of commitments thereunder; provided that such commitments are terminated by notice to the Administrative Agent under the Existing Credit Agreement on the Effective Date.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                                  WILLIS NORTH AMERICA INC.,

                                                    by
                                                       ------------------------
                                                       Name:
                                                       Title:




                                                  WILLIS GROUP HOLDINGS LIMITED,

                                                    by
                                                       ------------------------
                                                       Name:
                                                       Title:

                                                   BANC OF AMERICA SECURITIES
                                                   LIMITED,


                                                     by
                                                        ------------------------
                                                        Name:
                                                        Title:


                                                   BANK OF AMERICA, N.A.,


                                                     by
                                                        ------------------------
                                                        Name:
                                                        Title:

                                                   THE ROYAL BANK OF SCOTLAND
                                                   PLC,


                                                     by
                                                        ------------------------
                                                        Name:
                                                        Title:

                                        SIGNATURE PAGE IN RESPECT OF THE CREDIT
                                        AGREEMENT DATED AS OF OCTOBER , 2005,
                                        AMONG WILLIS NORTH AMERICA INC., WILLIS
                                        GROUP HOLDINGS LIMITED, THE LENDERS
                                        PARTY THERETO, BANC OF AMERICA
                                        SECURITIES LIMITED, AS ADMINISTRATIVE
                                        AGENT, AND BANK OF AMERICA, N.A., AS
                                        SWINGLINE AGENT.

                     Name of Institution
                                        ----------------------------------------
                                       by
                                          --------------------------------------
                                          Name:
                                          Title: